                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             PENN SERIES FUNDS, INC.

         PENN SERIES FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland with its principal office at 600 Dresher Road, Horsham, Pennsylvania, 19044, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles of Amendment to its Articles of Incorporation.

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law, a majority of the entire Board of Directors by resolution passed February 11, 2002, have (i) redesignated the class of stock of the Corporation designated currently as Class A Common Stock to Large Cap Growth Fund Common Stock; (ii) redesignated the class of stock of the Corporation designated currently as Class B Common Stock as Strategic Value Fund Common Stock; (iii) redesignated the class of stock of the Corporation designated currently as Class C Common Stock to REIT Fund Common Stock; and (iv) redesignated the class of stock of the Corporation designated currently as Growth and Income Fund Common Stock to Core Equity Fund Common Stock.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly authorized by Section 2-605 of Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of redesignating certain classes of common stock of the Corporation.

         FOURTH: Immediately after the foregoing actions of the Board of Directors of the Corporation, and upon filing these Articles of Amendment, the Corporation has authority to issue (a) Two Billion and Five Hundred Million (2,500,000,000) shares, of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Two Hundred and Fifty Million Dollars ($250,000,000), and (b) Two Billion and Seven Hundred and Fifty Million shares (2,750,000,000) shares, of the par value of One Hundredth of One Cent ($0.0001) per share and of the aggregate par value of Two Hundred and Seventy-Five Thousand Dollars ($275,000), classified and designated as follows:


  -------------------------------------------------------------- ------------------------ ----------------------

                              Class                                     Par Value           Number of Shares
  -------------------------------------------------------------- ------------------------ ----------------------
  Growth Equity Fund Common Stock                                         $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Mid Cap Growth Fund Common Stock                                       $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Emerging Growth Fund Common Stock                                       $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Large Cap Value Fund Common Stock                                       $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Small Cap Value Fund Common Stock                                       $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  International Equity Fund Common Stock                                  $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Mid Cap Value Fund Common Stock                                        $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Flexibly Managed Fund Common Stock                                      $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Core Equity Fund Common Stock                                          $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  S&P 500 Index Fund Common Stock                                        $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Quality Bond Fund Common Stock                                          $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  High Yield Bond Fund Common Stock                                       $0.10                250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Limited Maturity Bond Fund Common Stock                                $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Money Market Fund Common Stock                                          $0.10                500,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Large Cap Growth Fund Common Stock                                     $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Strategic Value Fund Common Stock                                      $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  REIT Fund Common Stock                                                 $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class D Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class E Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class F Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------

         FIFTH: As so redesignated each share of the Large Cap Growth Fund Common Stock, Strategic Value Fund Common Stock, REIT Fund Common Stock and Core Equity Fund Common Stock shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and other characteristics that are set forth in the Corporation's Articles of Incorporation with respect to its shares of capital stock.

         IN WITNESS WHEREOF, Penn Series Funds, Inc. has caused these Articles of Amendment to be executed by Peter M. Sherman and its corporate seal to be affixed and attested by its Secretary on this____ day of _____, 2002.

[CORPORATE SEAL]


                                            PENN SERIES FUNDS, INC.

                                            By:
                                               ---------------------------------
                                                     Peter M. Sherman
                                                     President

Attest:
            ----------------------------
            C. Ronald Rubley
            Secretary




         The undersigned, President of PENN SERIES FUNDS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            By:
                                                 -------------------------------
                                                       Peter M. Sherman
                                                       President